 Exhibit 99.2

PEAK EQUITY INTERNATIONAL LIMITED Condensed Consolidated Financial Statements For The Nine-Months Period Ended September 30, 2019 And 2018

PEAK EQUITY INTERNATIONAL LIMITED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

PEAK EQUITY INTERNATIONAL LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2019 AND DECEMBER 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	September 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$44,481	$24,249
Marketable securities, available-for-sale	75,000	75,000
Deposits and prepayments	114,486	106,354

Total current assets	233,967	205,603

Non-current assets
Plant and equipment	997	2,334

TOTAL ASSETS	$234,964	$207,937

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$2,587	$10,954
Deferred revenue	-	663,830
Tax payable	101,839	27,446
Short-term bank loan	113,831	-
Amounts due to related parties	54,128	4,875,342

Total current liabilities	272,385	5,577,572

Non-current liabilities
Long-term bank loan	4,979,259	-

TOTAL LIABILITIES	5,251,644	5,577,572

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Ordinary shares, $1 par value; 50,000 shares authorized; 100 shares issued and outstanding	100	100
Accumulated other comprehensive income	42,279	37,748
Accumulated deficit	(5,059,059)	(5,407,483)

Stockholders’ deficit	(5,016,680)	(5,369,635)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$234,964	$207,937

See accompanying notes to condensed consolidated financial statements.

PEAK EQUITY INTERNATIONAL LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

FOR THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended September 30,
	2019	2018

Revenue, net	$676,590	$210,216

Operating expenses:
Operating expenses	(45,925)	(45,941)
General and administrative expenses	(192,125)	(164,146)
Professional fee	(3,980)	(20,118)

Income/(loss) from operation	434,560	(19,989)

Other (expense) income:
Interest income	1	-
Interest expense	(11,744)
Impairment loss on available-for-sale securities	-	(357,500)

INCOME (LOSS) BEFORE INCOME TAXES	422,817	(377,489)

Income tax expense	(74,393)	-

NET INCOME (LOSS)	348,424	(377,489)

Other comprehensive income:
– Foreign currency adjustment	4,531	6,898

COMPREHENSIVE INCOME (LOSS)	$352,955	$(370.591)

See accompanying notes to condensed consolidated financial statements.

PEAK EQUITY INTERNATIONAL LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE-MONTHS PERIOD ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Nine months ended September 30,
	2019	2018

Cash flow from operating activities:
Net income (loss)	$348,424	$(377,489)
Adjustments to reconcile net income/(loss) to net cash used in operating activities
Depreciation of plant and equipment	1,335	1,335
Impairment loss on available-for-sale securities	-	357,500
Stock compensation income	(663,830)	(210,213)
Written off of debts	16,307	22,953

Change in operating assets and liabilities:
Deposits and prepayments	(8,132)	189
Accounts payable and accrued liabilities	(8,367)	(2,252)
Tax payable	74,393	-

Net cash used in operating activities	(239,870)	(207,977)

Cash flow from financing activities:
(Repayment to) advances from related parties	(4,837,521)	195,313
Proceeds from bank loan	5,101,846	-
Repayment of bank loan	(8,756)	-

Net cash generated from financing activities	255,569	195,313

Foreign currency translation adjustment	4,533	6,906

Net change in cash and cash equivalents	20,232	(5,758)

CASH AND CASH EQUIVALENTS, BEGINING OF PERIOD	24,249	39,817

CASH AND CASH EQUIVALENTS, END OF PERIOD	$44,481	$34,059

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest	$11,744	$-

Non-cash transactions
Shares received in lieu of licensing arrangement	$1,040,000	$-

See accompanying notes to condensed consolidated financial statements.

PEAK EQUITY INTERNATIONAL LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS’ PERIOD ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	Ordinary share		Accumulated other comprehensive	Accumulated	Total stockholder’s
	No. of shares	Amount	income	deficit	deficit

Balance as of January 1, 2018 (audited)	100	$100	$29,427	$(4,529,580)	$(4,500,053)

Foreign currency translation adjustment	-	-	6,898	-	6,898

Net loss for the year	-	-	-	(377,489)	(377,489)

Balance as of September 30, 2018	100	$100	$36,325	$(4,907,069)	$(4,870,644)

Balance as of January 1, 2019 (audited)	100	$100	$37,748	$(5,407,483)	$(5,369,635)

Foreign currency translation adjustment	-	-	4,531	-	4,531

Net income for the year	-	-	-	348,424	348,424

Balance as of September 30, 2019	100	$100	$42,279	$(5,059,059)	$(5,016,680)

See accompanying notes to condensed consolidated financial statements.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Peak Equity International Limited (the “Company”) was incorporated as a BVI Business Company with limited liability on July 1, 2014 in the British Virgin Islands (the “BVI”). The Company through its subsidiaries, mainly engages in the operation and development of online platform namely www.ECrent.com, which offers a global marketplace for individuals and corporations to deploy the rental, social media and advertising services among all countries.

Pursuant to its Memorandom of Association, the authorised capital is amounted to $50,000 representing 50,000 ordinary shares with a par value of $1 at its inception.

On October 16, 2019, the Company amended its Memorandum of Association by increasing its authorised shares to 2,900,000 ordinary shares with a par value of $0.001.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities and place of operation	Particulars of registered/ paid up share capital	Effective interest held

Universal Sharing Limited	British Virgin Islands	Sales and marketing in Hong Kong	100 ordinary shares at par value of $1	100%

ECrent Worldwide Company Limited	Hong Kong	Operation of online platform in Hong Kong	100,000,000 ordinary shares at HK$1	100%

ECrent Capital Holdings Limited	British Virgin Islands	Licensing service	100 ordinary shares at par value of $1	90%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying financial statements and notes.

●	Basis of presentation

These accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Use of estimates and assumptions

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the periods reported. Actual results may differ from these estimates.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

●	Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

●	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Available-for-sale marketable securities

Available-for-sale marketable securities are reported at fair value using the market approach based on the quoted prices in active markets at the reporting date. The Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements. Any unrealized losses that are deemed other-than-temporary are included in current period earnings and removed from accumulated other comprehensive income (loss).

Realized gains and losses on marketable securities are included in current period earnings. For purposes of computing realized gains and losses, the cost basis of each investment sold is generally based on the weighted average cost method.

The Company regularly evaluates whether the decline in fair value of available-for-sale securities is other-than-temporary and objective evidence of impairment could include:

●	The severity and duration of the fair value decline;
●	Deterioration in the financial condition of the issuer; and
●	Evaluation of the factors that could cause individual securities to have an other-than-temporary impairment.

During the period ended September 30, 2019 and 2018, $0 and $357,500 was recognized as impairment loss as other-than-temporary decline in fair value, respectively.

●	Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer equipment	5 years
Office equipment	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

●	Impairment of long-lived assets

In accordance with the provisions of Accounting Standards Codification (“ASC”) Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the period ended September 30, 2019 and 2018.

●	Revenue recognition

Under Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”, the Company recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company derives its revenues from the sale of licence and advertising right and in a term of certain periods. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;
●	identify the performance obligations in the contract;
●	determine the transaction price;
●	allocate the transaction price to performance obligations in the contract; and
●	recognize revenue as the performance obligation is satisfied.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

The Company adopted the ASC 740 Income Tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

●	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the period ended September 30, 2019 and 2018.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company and its subsidiaries are operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

Translation of amounts from HKD into US$ has been made at the following exchange rates for the period ended September 30, 2019 and 2018:

	September 30, 2019	September 30, 2018
Period-end HKD:US$ exchange rate	0.1277	0.1279
Period average HKD:US$ exchange rate	0.1276	0.1283

●	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

●	Fair value of financial instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosures” defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. FASB ASC Topic 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, deposits and prepayements, accounts payable and accrued liabilities, deferred revenue and amount due to related parties are estimated to approximate the carrying values as of September 30, 2019 and December 31, 2018 due to the short maturities of such instruments.

The following table presents information about the Company’s assets and liabilities that were measured at fair value as of September 30, 2019 and December 31, 2018, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	September 30,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2019	(Level 1)	(Level 2)	(Level 3)
Assets:
Marketable securities, available-for-sale	$75,000	$75,000	$-	$-

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2018	(Level 1)	(Level 2)	(Level 3)
Assets:
Marketable securities, available-for-sale	$75,000	$75,000	$-	$-

As of September 30, 2019 and December 31, 2018, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

●	Recent accounting pronouncements

In January 2017, the Financial Accounting Standard Board (“FASB”) issued ASU 2017-04,  Intangibles - Goodwill and Other (Topic 350) : Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. This standard, which will be effective for the Company beginning in the first quarter of fiscal year 2020, is required to be applied prospectively. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07,  Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which supersedes ASC 505-50 and expands the scope of ASC 718 to include all share-based payments arrangements related to the acquisition of goods and services from both employees and nonemployees. For public companies, the amendments are effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but no earlier than a company's adoption date of ASC 606. The Company does not believe that the adoption of ASU 2018-07 will have a material impact on the Company’s consolidated financial statements.

In August 2018, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, which amended its guidance for costs of implementing a cloud computing service arrangement to align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. This new standard also requires customers to expense the capitalized implementation costs of a hosting arrangement that is a service contract over the term of the hosting arrangement. This new standard becomes effective for the Company in the first quarter of fiscal year 2020, with early adoption permitted. This new standard can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the impact of adopting this amendment to its consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

3.	GOING CONCERN UNCERTAINTIES

The accompanying condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

At September 30, 2019, the Company has incurred an accumulated deficit of $5,059,059. The continuation of the Company as a going concern through September 30, 2020 is dependent upon the continued financial support from its stockholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

4.	PLANT AND EQUIPMENT

Plant and equipment consisted of the following:

	September 30, 2019	December 31, 2018
	(unaudited)	(Audited)

Computer equipment, at cost	$5,998	$5,998
Office equipment, at cost	2,944	2,944
Less: foreign translation difference	(47)	(37)
	8,895	8,905
Less: accumulated depreciation	(7,915)	(6,591)
Less: foreign translation difference	17	20
	$997	$2,334

Depreciation expense for the periods ended September 30, 2019 and 2018 were $1,335 and $1,335, as part of operating expenses, respectively.

5.	AMOUNTS DUE TO RELATED PARTIES

As of September 30, 2019 and December 31, 2018, the Company’s director and major shareholder, Mr. Chan Tin Chi and his related companies, made temporary advances to the Company for its working capital, which is unsecured, interest-free and has no fixed terms of repayment. Imputed interest from related party loan is not significant.

6.	BANK LOAN

The Company obtained the instalment loan from the bank in Hong Kong, amounting to $5,101,846, which is secured by a fixed charge over the property owned by its major shareholder and personally guaranteed by the director of the Company, Mr. Chan Tin Chi. The loan is repayable in a term of 30 years, with 360 monthly instalments and interest is charged at the annual rate of 2.5% below its best lending rate.

In September 2019, the Company also obtained another line of credit for an amount of $6,282,051.

7.	STOCKHOLDERS’ DEFICIT

Authorised shares

As of September 30, 2019 and December 31, 2018, the Company’s authorised shares were 50,000 ordinary shares, with a par value of $1.

Issued and outstanding shares

As of September 30, 2019 and December 31, 2018, the Company had 100 ordinary shares issued and outstanding, respectively. There are no shares of preferred stock issued and outstanding.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

8.	INCOME TAX

The Company and its subsidiaries operating in Hong Kong are subject to the Hong Kong Profits Tax at a standard income tax rate of 16.5% on the assessable income arising in Hong Kong during its tax year. The reconciliation of income tax rate to the effective income tax rate for the period ended September 30, 2019 and 2018 is as follows:

	Nine months ended September 30,
	2019	2018

Income (loss) before income taxes	$422,817	$(377,489)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	69,764	(62,285)
Tax effect from non-deductible items	4,629	-
Loss carryforwards	-	62,285
Income tax expense	$74,393	$-

As of September 30, 2019 and December 31, 2018, the Company incurred $5,059,059 and $5,407,483 of net operating losses carryforward available for income tax purposes that may be used to offset future taxable income at no expiry date. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the deferred tax assets and liabilities of the Company as of September 30, 2019 and December 31, 2018:

	September 30, 2019	December 31, 2018

Deferred tax assets:
Net operating loss carryforwards	$834,744	$892,234
Less: valuation allowance	(834,744)	(892,234)
Deferred tax assets, net	$-	$-

9.	RELATED PARTY TRANSACTIONS

From time to time, the stockholder and director of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand. The imputed interest on the loan from a related party was not significant.

Office Space from its Stockholder

The Company has been provided office space by its major stockholder at the monthly fee of approximately $5,100 and $5,100 for the period ended September 30, 2019 and 2018.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

License Agreement with Sharing Economy International Inc.

On June 11, 2017, the Company entered into an Exclusivity Agreement (the “Exclusivity Agreement”) with Sharing Economy International Inc. (“SEII”) the terms of which became effective on the same day. Pursuant to the Exclusivity Agreement, the Company and SEII agreed to engage in exclusive discussions regarding a potential acquisition by SEII and/or any of its subsidiaries or otherwise all or part of SEII’s business and potential business cooperation between the two companies (collectively, the “Potential Transactions”) for a period of three months commencing from the date of the Exclusivity Agreement (the “Exclusive Period”). The exclusivity period has been further extended to a period of 18 months commencing from June 20, 2018 pursuant to three amendment agreements dated September 11, 2017, January 23, 2018 and June 20, 2018.

On May 8, 2018 and amended on May 24, 2018, the Company entered into a License Agreement (the “Agreement”) with SEII. In accordance with the terms of the Amendment, the Company shall grant SEII an exclusive license to utilize certain software and trademarks in order to develop, launch, operate, commercialize, and maintain an online website platform in Taiwan, Thailand, India, Indonesia, Singapore, Malaysia, Philippines, Vietnam, Cambodia, Japan, and Korea until June 30, 2019. In consideration for the license, the Company was granted by SEII with 250,000 shares of its common stock (the “Consideration Shares”), at an issue price of $1,040,000, or $4.16 per share, (based on the quoted market price of SEII’s common stock on the amended Agreement date of May 24, 2018). Pursuant to the terms of the Agreement, the Company shall provide a guarantee on revenue and profit of $10,000,000 and $1,940,000, respectively. The Consideration Shares shall be reduced on a pro rata basis if there is a shortfall in the guaranteed revenue and/or profit. In connection with this agreement, the Company recorded license fee income of $663,830 for the period ended September 30, 2019 and the deferred revenue license fee was fully amortized during the period.

10.	COMMITMENTS AND CONTINGENCIES

(a)	Operating lease commitments

As of September 30, 2019 and December 31, 2018, the Company has no material commitments under operating leases.

(b)	Capital commitments

As of September 30, 2019 and December 31, 2018, the Company has no material capital commitments in the next twelve months.

PEAK EQUITY INTERNATIONAL LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

11.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2019, up through the date the Company issued the unaudited condensed consolidated financial statements. During the period, the Company has the following subsequent events as below:

On October 16, 2019, the Company amended its Memorandum of Association by increasing its authorised shares to 2,900,000 ordinary shares with a par value of $0.001.

On December 27, 2019, the Company entered into Share Exchange Agreement with Sharing Economy International Inc., for the consideration of 7,200,000,000 shares of its common stock in exchange of 100% equity interest of the Company.